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                                                                     EXHIBIT 4.1


                        HEALTH SYSTEMS DESIGN CORPORATION
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Effective May 15, 1996)


                                    SECTION 1
                       ESTABLISHMENT, PURPOSE AND DURATION

          1.1 Establishment. Health Systems Design Corporation, a Delaware corporation (the "Company"), hereby establishes the "Health Systems Design Corporation Nonemployee Director Stock Option Plan" (the "Plan"), for the benefit of certain nonemployee members of the Board of Directors of the Company ("Nonemployee Directors"), in order to compensate such Nonemployee Directors for their past services by awarding them stock options under the Plan ("Options").

          1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company, by attracting, retaining and motivating Nonemployee Directors of outstanding competence. The Plan also is designed to align the interests of Nonemployee Directors with the interests of the stockholders of the Company.

          1.3 Effective Date. The Plan is effective as of May 15, 1996, subject to the approval by an affirmative vote, at the next meeting of the stockholders of the Company, or any adjournment thereof, of the holders of a majority of the outstanding shares of the common stock of the Company ("Shares"), present in person or by proxy and entitled to vote at such meeting. As provided in the Plan, Options will be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

          1.4 Duration of the Plan. The Plan shall commence on the date specified in Section 1.3, and subject to the right of the Board of Directors of the Company to terminate the Plan at any time and for any reason pursuant to
Section 7, shall remain in effect until May 14, 1999. Notwithstanding the preceding sentence, each Option shall remain in effect until such Option has been satisfied by the issuance of Shares or terminated in accordance with its terms and the terms of the Plan. In the event that on any date of grant the number of Shares to be subject to Options granted to all Nonemployee Directors exceeds the number of Shares then available for grant under the Plan, each Nonemployee Director shall share pro rata in the number of Shares that remain available for grant on such date.



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                                    SECTION 2
                                   DEFINITIONS

          For purposes of this Plan, the following terms shall have the meanings indicated unless a different meaning is plainly required by the context:

          2.1 "Board" or "Board of Directors" means the Board of Directors of the Company.

          2.2 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

          2.3 "Company" means Health Systems Design Corporation, a Delaware corporation, or any successor thereto.

          2.4  "Director" means an individual who is a member of the Board.

          2.5 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto. Reference to a specific section of the Exchange Act shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

          2.6 "Exercise Price" means the price at which a Share may be purchased pursuant to an Option.

          2.7 "Fair Market Value" means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or if there were no sales on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Board of Directors.

          2.8 "Nonemployee Director" means a Director who is an employee of neither the Company nor of any Subsidiary. Notwithstanding the preceding sentence, J. Matthew Mackowski shall not be considered a Nonemployee Director for purposes of this Plan.

          2.9 "Option" means an option to purchase Shares which has been granted under the provisions of the Plan. Options are not intended to be incentive stock options under section 422 of the Code.

          2.10 "Participant" means a Nonemployee Director to whom an Option has been granted under the provisions of the Plan.


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          2.11  "Plan" means the Health Systems Design Corporation Nonemployee
Director Stock Option Plan, as set forth in this instrument and as hereafter amended from time to time.

          2.12  "Shares" means the shares of common stock of the Company.

          2.13 "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                                    SECTION 3
                           ADMINISTRATION OF THE PLAN

          3.1 The Board of Directors. The Plan shall be administered by the Board of Directors. It shall be the duty of the Board of Directors to conduct the general administration of the Plan in accordance with its provisions.

          3.2 Authority of the Board of Directors. The Board of Directors shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not limited to, the following powers:

          (a) To interpret the provisions of the Plan and to determine, in its sole discretion, any question arising under, or in connection with the administration or operation of, the Plan;

          (b) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan; and

          (c) To prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations which may be necessary or advisable for the administration of the Plan.

          3.3 Decisions Binding. All actions, interpretations and decisions of the Board of Directors shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

          3.4 Administrative Expenses. All expenses incurred in the administration of the Plan by the Board of Directors, or otherwise, including legal fees and expenses, shall be paid and borne by the Company.



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          3.5  Indemnification.  Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                    SECTION 4
                           SHARES SUBJECT TO THE PLAN

          4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for grant under the Plan may not exceed 60,000. Such Shares may be either authorized but unissued Shares or treasury Shares.

          4.2 Effect of Lapsed Options. If an Option is cancelled, terminates, expires or lapses for any reason, any Shares subject to such Option again shall be made available for grant under the Plan (to the same Participant or to a different person).

          4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or the Exercise Price of Shares subject to outstanding Options, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent the dilution or diminishment of Options. Notwithstanding the preceding sentence, the number of Shares subject to any Option always shall be a whole number.

                                    SECTION 5
                                   ELIGIBILITY

          5.1 Eligibility. All Nonemployee Directors shall be eligible to participate in the Plan.



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          5.2  Consideration for Grant of Option.  Any Option under the Plan shall be granted in consideration of the past services of the Participant.


                                    SECTION 6
                                     OPTIONS

          6.1  Grant of Options.

               6.1.1 Initial Grants. Each Nonemployee Director automatically will receive on the date he or she is initially appointed by the Board of Directors to serve as a member thereof an Option to purchase 5,000 Shares.

               6.1.2 Ongoing Grants. Each Participant who has been granted an Option to purchase 5,000 Shares pursuant to Section 6.1.1, automatically will receive, on the date of each subsequent annual meeting of the stockholders of the Company, an Option to purchase an additional 5,000 Shares, provided that the Participant is a Nonemployee Director on each such date of grant.

          6.2  Terms of Options.

               6.2.1 Option Agreement. Each Option shall be evidenced by a written stock option agreement which shall be executed by the Participant and the Company.

               6.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option shall be one hundred percent (100%) of the Fair Market Value of such Shares on the date of grant.

               6.2.3 Exercisability of Options. Each Option shall become exercisable in full on the first anniversary of the date of grant of the Option.


               6.2.4 Expiration of Options. Each Option shall terminate upon the earlier of (a) the expiration of six (6) years from the date of grant of the Option, or (b) the expiration of nine (9) months from the date of the Participant's termination of service as a Director for any reason. Notwithstanding the preceding sentence, if a Participant ceases to be a Director prior to the date that an Option held by him or her has become exercisable pursuant to Section 6.2.3, such Option shall terminate on the date of the Participant's cessation of service as a Director.

               6.2.5 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price for any such


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Shares shall be payable to the Company in full in cash or its equivalent.

          As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant Share certificates (in the Participant's name) representing such Shares.

               6.2.6 Restrictions on Share Transferability. The Board of Directors may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

               6.2.7 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted in Section 7.2. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                                    SECTION 7
                                  Miscellaneous

          7.1 Amendment or Termination of the Plan. The Board, in its sole discretion, may amend, alter, modify or terminate the Plan, in whole or in part, at any time and for any reason. However, only if and to the extent required to maintain the Plan's qualification under Rule 16b-3 promulgated under the Exchange Act, any such amendment shall be subject to stockholder approval. In addition, as required by Rule 16b-3, the provisions regarding the formula for determining the amount and timing of Options shall in no event be amended more than once every six (6) months, other than to comport with changes in the Code and/or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). (ERISA is inapplicable to the Plan.) Neither the amendment, suspension, termination, nor scheduled expiration of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan.

          7.2 Beneficiary Designation. If permitted by the Board of Directors, a Participant may name a beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Board of Directors. In the absence




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of any such designation, or if no beneficiary survives the Participant, benefits remaining unpaid at the Participant's death shall be paid to the person or persons entitled to such benefits under the Participant's will or, if the Participant shall fail to make testamentary disposition of such benefits, his or her legal representative. Any transferee must furnish the Company with (a) written notice of his or her status as a transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

          7.3 No Effect Upon Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, compensation or incentive plans in effect for the Company or any Subsidiary, and this Plan shall not preclude the Board from establishing any other forms of incentive or compensation for Nonemployee Directors.

          7.4 No Effect on Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's service on the Board at any time, with or without cause.

          7.5 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          7.6 Rule 16b-3 Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan, an Option or any action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors. Notwithstanding any contrary provision of the Plan, if the Board of Directors specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be of no force or effect.

          7.7 Captions. The captions contained herein and in the table of contents are provided as a matter of convenience only, and in no way define, limit, enlarge or describe the scope or intent of the Plan. Such captions shall not affect in any way the construction of any provision of the Plan.

          7.8 Applicable Law; Severability. The Plan hereby created shall be construed, administered and governed in all respects in accordance with the laws of the State of California (with the exception of its conflict of laws provisions). If any provision of this instrument shall be held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall continue to be fully effective.



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                                    EXECUTION

          IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.


                              HEALTH SYSTEMS DESIGN CORPORATION



Dated: August 29, 1996        By  /s/ Richard C. Auger
                                 ------------------------------
                                 Title: CEO, Chairman





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